EXHIBIT 3.1(j)

CERTIFICATE OF ELIMINATION

OF

JUNIOR PARTICIPATING PREFERRED STOCK, SERIES A

OF

HEALTH CARE REIT, INC.

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

                The undersigned duly authorized officer of Health Care REIT, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), does hereby certify as follows:

1.                        That, pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company adopted the resolutions set forth below on February 6, 2015, authorizing a decrease in the number of shares designated as Junior Participating Preferred Stock, Series A, $1.00 par value per share (“Series A Stock”), from 13,000 shares to zero shares.

2.                   That, pursuant to Section 151 of the General Corporation Law of the State of Delaware, such resolutions shall have the effect of eliminating from the certificate of incorporation of the Company all matters set forth in the Certificate of Designation, Preferences and Rights of the Series A Stock (the “Certificate of Designation”).

3.                   That no shares of Series A Stock remain issued and outstanding.

RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS

                NOW, THEREFORE, BE IT RESOLVED, that no further shares of Series A Stock shall be issued subject to the Certificate of Designation of the Series A Stock previously filed with the Secretary of State of the State of Delaware.

                RESOLVED FURTHER, that the number of shares designated as Series A Stock be reduced to zero, which is the number issued and outstanding, in order to allow the 13,000 shares to resume their status as authorized but undesignated shares of preferred stock of the Company, par value $1.00 per share, pursuant to Section 151 of the General Corporation Law of the State of Delaware, such shares thereafter to be available for designation in the future as part of a different series.

                RESOLVED FURTHER, that the executive officers be, and each of them hereby is, authorized and directed in the name and on behalf of the Company, to execute a Certificate of Elimination of the Series A Stock, as well as such other certificates or instruments as may be required, to be filed with the Secretary of State of the State of Delaware to evidence the reduction in the number of shares designated as Series A Stock and the elimination from the certificate of incorporation of the Company all matters set forth in the Certificate of Designation of the Series A Stock, such elimination to be effective upon the filing with the Secretary of State of the State of Delaware of such Certificate of Elimination of the Series A Stock.

                RESOLVED FURTHER, that any specific resolutions that may be required to have been adopted by the Board in connection with the actions contemplated by the foregoing resolutions be, and they hereby are, adopted, and the executive officers of the Company be, and each of them hereby is, authorized to certify as to the adoption of any and all such resolutions and attach such resolutions hereto.

                RESOLVED FURTHER, that all actions heretofore taken by any executive officer of the Company in connection with, or otherwise in contemplation of, the transactions contemplated by any of the foregoing resolutions be, and they hereby are, ratified, confirmed and approved.

                RESOLVED FURTHER, that the executive officers of the Company be, and each of them hereby is, authorized and empowered on behalf of the Company and in its name to take or cause to be taken all actions and to execute and deliver all such instruments that the executive officers of the Company, or any one or more of them, approve as necessary or desirable in connection with the foregoing resolutions, such approval to be conclusively evidenced by the taking of such action or the execution and delivery of any such instrument by an executive officer of the Company.

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                IN WITNESS WHEREOF, the undersigned has executed and subscribed this certificate and does affirm the foregoing as true under the penalties of perjury this 18th day of February, 2015.

                                                                                                /s/ Scott A. Estes

                                                                                                Scott A. Estes

                                                                                                Executive  Vice President and Chief Financial Officer

ATTEST:

/s/ Erin C. Ibele_

Erin C. Ibele

Executive Vice President, Head of Human

Capital and Corporate Secretary